VOTING AGREEMENT

                  VOTING AGREEMENT (this "Agreement"), dated as of November 10, 1996, between IVAX CORPORATION, a Florida corporation ("IVAX"), and ROBERT E. MARTINI (the "Shareholder").


                              W I T N E S S E T H:

                  WHEREAS, as of the date hereof, the Shareholder owns (directly or indirectly, either beneficially or of record) 2,137,958 shares of Class A common stock, par value $1.50 per share, of Bergen Brunswig Corporation ("Bergen Common Stock"), a New Jersey corporation ("Bergen") (all such shares of Bergen Common Stock owned by the Shareholder and any shares hereafter acquired by the Shareholder prior to the termination of this Agreement are referred to herein as the "Shares");

                  WHEREAS, BBI Healthcare Corporation, a Delaware corporation ("BBI"), IVAX, Bergen, BBI-I Sub, Inc., a Florida corporation and a wholly owned subsidiary of BBI ("IVAX Merger Sub"), and BBI-B Sub, Inc., a New Jersey corporation and a wholly owned subsidiary of BBI ("Bergen Merger Sub"), propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the acquisition by BBI of the common stock, par value $.10 per share, of IVAX ("IVAX Common Stock") through the merger of IVAX Merger Sub with and into IVAX (the "IVAX Merger"), (ii) the acquisition by BBI of the Bergen Common Stock through the merger of Bergen Merger Sub with and into Bergen (the "Bergen Merger" and, together with the IVAX Merger, the "Mergers") and (iii) the receipt by the shareholders of each of IVAX and Bergen of shares of common stock, par value $.01 per share, of BBI ("BBI Common Stock"), in proportion to their interests in IVAX and Bergen, respectively; and

                  WHEREAS, as a condition to the willingness of IVAX to enter into the Merger Agreement and the IVAX Stock Option Agreement, IVAX has requested that the Shareholder agree, and, in order to induce IVAX to enter into the Merger Agreement and the IVAX Stock Option Agreement, the Shareholder has agreed, subject to the terms and conditions of this Agreement, to vote his Shares in connection with the requisite approval of the Merger Agreement and the Mergers.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:


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                                        2



                                    ARTICLE I

                        REPRESENTATIONS AND WARRANTIES OF
                                 THE SHAREHOLDER

                  The Shareholder hereby represents and warrants to IVAX as follows:

                  SECTION 1.01. Due Organization; Authority Relative to this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by IVAX, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. The Shareholder has full legal capacity to execute and deliver this Agreement.

                  SECTION 1.02. Consents; No Conflict. The execution and delivery of this Agreement by the Shareholder do not, and the performance by the Shareholder of his obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act or foreign competition, antitrust or investment law, if applicable) any Governmental Entity, (ii) assuming that all consents, approvals, authorizations and permits described in this Section 1.02 have been obtained and all filings and notifications described in this Section 1.02 have been made, conflict with or violate any Law applicable to the Shareholder or by which any property or asset of the Shareholder is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by the Shareholder of any of the obligations of the Shareholder pursuant to this Agreement.

                  SECTION 1.03. Title to Shares. The Shareholder is the record or beneficial owner of 2,137,958 Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (other than pursuant to this Agreement).


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                                        3


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF IVAX


                  IVAX hereby represents and warrants to the Shareholder as follows:

                  SECTION 2.01. Due Organization; Authority Relative to this Agreement. IVAX is duly organized and validly existing under the laws of the State of Florida. IVAX has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IVAX and the consummation by IVAX of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of IVAX are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by IVAX and, assuming the due authorization, execution and delivery by the Shareholder, constitutes a legal, valid and binding obligation of IVAX, enforceable against IVAX in accordance with its terms.

                  SECTION 2.02. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by IVAX do not, and the performance by IVAX of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act or foreign competition, antitrust or investment law, if applicable) any Governmental Entity, (ii) conflict with or violate any provision of the Articles of Incorporation or Bylaws of IVAX or any equivalent organizational documents of any IVAX Subsidiary, (iii) assuming that all consents, approvals, authorizations and permits described in this Section 2.02 have been obtained and all filings and notifications described in this Section
2.02 have been made, conflict with or violate any Law applicable to IVAX or any IVAX Subsidiary or by which any property or asset of IVAX or any IVAX Subsidiary is bound or affected or (iv) except as set forth in Section 3.05(a) of the IVAX Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of IVAX or any IVAX Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by IVAX of its obligations pursuant to this Agreement.



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                                        4

                                   ARTICLE III

                          TRANSFER AND VOTING OF SHARES

                  SECTION 3.01. Transfer of Shares. During the Voting Term (as defined below), and except as otherwise provided herein, each Shareholder shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any of its Shares; provided, however, that, in the event the Merger Agreement is terminated for a cause pursuant to which IVAX is entitled to the payment of the amount specified in Section 8.05(c) of the Merger Agreement, such Shareholder shall be permitted to take any such action described in clause
(a), (b) or (c) above during the period following such termination; provided further that such transaction shall not be with a person (as defined in the Merger Agreement) by or on behalf of which a Competing Transaction shall have been made, or with any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of any such person.

                  SECTION 3.02. Voting of Shares; Further Assurances. (a) The Shareholder, by this Agreement, during and for the Voting Term, with respect to those Shares that it owns of record at the time of such vote, hereby agrees to vote each of his Shares at every annual, special or adjourned meeting of the stockholders of Bergen (or pursuant to any consent, certificate or other document relating to Bergen that the laws of the State of New Jersey may permit or require) (i) in favor of the approval of the Merger Agreement and the Mergers, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Bergen and any person or entity (other than the Mergers) or any other action or agreement that would result in any of the conditions to Bergen's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. The Shareholder further agrees to cause the Shares owned by it beneficially at the time of such vote to be voted in accordance with the foregoing.

                  (b) For the purposes of this Agreement, "Voting Term" shall mean the period from the execution of this Agreement until the earliest of (i) the Effective Time, (ii) 12 months after the termination of the Merger Agreement, if the Merger Agreement is terminated for a cause pursuant to which IVAX is entitled to the payment of the amount specified in Section 8.05(c) of the Merger Agreement, or (iii) the termination of the Merger Agreement for any other cause.

                  (c) The Shareholder agrees to sign a letter in the form attached as Exhibit 6.05(b) to the Merger Agreement, on behalf of himself, pursuant to which he shall


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                                        5

acknowledge his status as an affiliate of Bergen and agree to certain restrictions on his rights to dispose of the BBI Common Stock which the Shareholder shall receive as a result of the Bergen Merger.


                                   ARTICLE IV

                               GENERAL PROVISIONS

                  SECTION 4.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 4.02. Waiver. Any of the parties hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 4.03. Fees and Expenses. Except as otherwise provided herein or in Section 8.05 of the Merger Agreement, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such Expenses.

                  SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties as specified in Section 9.02 of the Merger Agreement or, with respect to the Shareholders, at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.04 or, in the case of IVAX, Section 9.02 of the Merger Agreement):

                  if to the Shareholder:

                           c/o Bergen Brunswig Corporation
                           4000 Metropolitan Drive
                           Orange, California  92668
                           Telecopier:  (714) 978-7415


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                                        6

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Attention: John A. Marzulli, Jr., Esq.
                           Telecopier: (212) 848-7179

                  SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 4.06. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto except in connection with a transfer of Shares pursuant to the proviso to Section 3.01 (in which case, none of the provisions of this Agreement shall be binding upon or inure to the benefit of any such transferee with respect to such Shares). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 4.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 4.08. Governing Law. Except to the extent that the Laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the matters arising under or in connection with this Agreement, this Agreement shall be governed by the Laws of the State of New York. All actions and proceedings


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                                        7

arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

                  SECTION 4.09. Consent to Jurisdiction; Venue. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any New York state or federal court sitting in The City of New York. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating hereto, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 4.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

                  SECTION 4.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 4.12. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.



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                                        8

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                                    IVAX CORPORATION


                                                    By:_________________________
                                                         Name:
                                                         Title:



                                                    ____________________________
                                                    Robert E. Martini